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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 April 13, 1999
                Date of Report (Date of earliest event reported)


                              TRUSTMARK CORPORATION
             (Exact name of registrant as specified in its charter)


  Mississippi                      0-3683                        64-0471500
(State or other            (Commission File Number)            (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)



                             248 East Capitol Street
                                Jackson, MS 39201
          (Address, including zip code, of principal executive office)


                                 (601) 354-5111
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

         On November 10, 1998, Trustmark Corporation announced that its Board of Directors had authorized the repurchase of up to 7.5%, or approximately 5.46 million shares of the Corporation's common stock. Through March 31, 1999, Trustmark had purchased approximately 875,000 shares including approximately 633,000 during the first quarter of 1999. The repurchase program, which is subject to market conditions and management discretion, has been implemented through open market purchases or privately negotiated transactions.
         Trustmark  Corporation,  whose  stock is traded on the NASDAQ  exchange
(TRMK), is the parent company of Trustmark National Bank which is headquartered in Jackson, Mississippi.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRUSTMARK CORPORATION


BY:   /s/ Richard G. Hickson                       BY:   /s/ Gerard R. Host
      ----------------------                             -------------------
      Richard G. Hickson                                 Gerard R. Host
      President and                                      Treasurer
      Chief Executive Officer                            (Chief Financial and
                                                         Accounting Officer)

DATE: April 13, 1999                               DATE: April 13, 1999